UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2025
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

As of February 6, 2025, Sprinklr, Inc. (the “Company”) expects its results for the quarter and fiscal year ended January 31, 2025 to be in-line with or above its guidance as provided in a press release issued December 4, 2024, that was previously furnished as Exhibit 99.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2024.

These results are based on preliminary unaudited financial and other information, and subject to normal quarterly closing processes and accounting review. The Company will provide formal guidance for the quarter ending April 30, 2025 and fiscal year ending January 31, 2026 at its next earnings call, which is expected to be held in March 2025.

This information set forth under Item 2.02 of this Current Report is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 4, 2025, the Company committed to a reduction in force involving approximately 15% of its global workforce as of January 31, 2025 (the “Plan”). The Plan is intended to help position the Company for long-term success by realigning employee costs with the current business and freeing up capital for incremental investments. The Company expects that these incremental investments will include hiring in key strategic areas, notably additional go-to-market resources to grow its core products and R&D resources to harden its Service product.

The Company estimates that it will incur non-recurring charges of approximately $25 million in connection with the workforce reduction under the Plan, consisting of severance payments, notice pay (where applicable), employee benefits contributions and related costs, and stock-based compensation. The Company expects that the majority of the restructuring charges will be incurred in the first and second quarters of fiscal 2026 and that the implementation of the workforce reduction, including cash payments, will be substantially complete by the end of the third quarter of fiscal 2026.

Potential position eliminations are subject to legal requirements that vary by jurisdiction, which may extend this process beyond the third quarter of fiscal 2026 in certain cases.

The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above. The Company also may incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above, including potential impairment charges. The Company is not able to estimate the amount or range of amounts of such potential impairments as of the date of this Current Report on Form 8-K. If required, the Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these charges.

Forward-Looking Statements

This Current Report on Form 8-K contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s preliminary unaudited financial and operating results for the quarter and year ended January 31, 2025, the ability of the Company to achieve the anticipated benefits from the Plan, the Company’s expectations regarding future investments in its business, and the estimated charges associated with, and the timeframe for completion of, the Plan. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, filed with the SEC on December 4, 2024, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025	Sprinklr, Inc.

	By:	/s/ Manish Sarin
Manish Sarin
Chief Financial Officer